EXHIBIT 10.15

                                     FORM OF
                                ESCROW AGREEMENT

        ESCROW AGREEMENT made as of this _____ day of _______________, 199_, by and between European Micro Holdings, Inc., a corporation having a place of business at 6073 N.W. 167th Street, Unit C-25, Miami, Florida 33015 ("A"), and THE CHASE MANHATTAN BANK, having a place of business at 1211 Sixth Avenue, New York, New York 10036 (the "Escrow Agent").

                                   WITNESSETH:

        WHEREAS, the parties hereto desire to enter into this Escrow Agreement on the terms and conditions hereinafter set forth.

        NOW, THEREFORE in consideration of the premises herein contained, the parties hereto agree as follows:

         1. ESCROW AGENT'S DUTIES. The Escrow Agent shall hold all of the property held by it in accordance with this Agreement pursuant to the terms hereof (said property being hereinafter sometimes collectively referred to as the "Property").

         2. PROPERTY TO BE UNINVESTED. All Property delivered to the Escrow Agent by A or B pursuant to the terms of this Agreement shall be held in a separate non-interest-bearing account called the "A Escrow Account."

         3. DISBURSEMENTS.

            (a) The Escrow Agent shall hold the Property until directed in writing by A (the "Notice") to disburse same, or a portion thereof, at which time the Property, or any such portion, shall be disbursed by the Escrow Agent in the manner described in the Notice.

            (b) Disbursements of any of the Property in accordance with paragraph 3(a) shall relieve the Escrow Agent of any liability or responsibility whatsoever in connection with serving as Escrow Agent with respect to such Property.

         4. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.

            (a) The Escrow Agent shall have the right to act in reliance upon any document, instrument, or signature believed by it to be genuine and to assume that any person purporting to give any notice in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice;


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            (b) If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive a notice from any of the other parties hereto with respect to the Property that, in the Escrow Agent's sole opinion, is in conflict with any of the terms hereof, it may refrain from taking any action until otherwise directed by either (a) all of the other parties hereto, or (b) an order of a court of competent jurisdiction;

            (c) The Escrow Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement, may consult with counsel and be fully protected with respect to any action taken or omitted to be taken on the advice of counsel, and shall have no liability hereunder except for willful misconduct.

         5. INDEMNIFICATION. A hereby indemnifies, defends, and holds harmless the Escrow Agent from any and all liability of any kind, including costs and expenses of litigation and attorneys' fees incurred by the Escrow Agent in connection with this Agreement or in enforcing this indemnification, arising from its activities pursuant to this Agreement unless such liability arises from willful misconduct by the Escrow Agent.

         6. COMPENSATION. For serving hereunder, the Escrow Agent shall be paid pursuant to the terms of the fee schedule attached hereto as Exhibit A.

         7. NOTICES. Any notice pursuant hereto shall be deemed effectively given only if it is in writing and is delivered. Any delivery hereunder is effective only if made by (a) hand, or (b) certified mail, return receipt requested, addressed to the other parties hereto at the addresses set forth in paragraph 8, or at such other address as any party hereto may hereafter specify to the other parties hereto pursuant to this Paragraph. Delivery shall be deemed complete on the date of receipt of the notice.

         8. ADDRESSES. All notices required to be given in connection with this Agreement shall be addressed as follows:

A:                            European Micro Holdings, Inc.
                              6073 N.W. 167th Street, Unit C-25
                              Miami, Florida 33015
                              Attention:  John B. Gallagher, Co-Chairman
                              (305) 825-2458 (telephone)
                              (305) 825-7774 (telecopier)

Escrow Agent:                 Chase Manhattan Bank
                              1211 Sixth Avenue, 34th Floor
                              New York, New York  10036
                              Attention:  Mr. William Ponce, Trust Officer
                              (212) 789-4108 (telephone)
                              (212) 596-3742 (telecopier)


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         9. RESIGNATION. The Escrow Agent may resign on thirty days' notice, in which event A shall give the Escrow Agent notice of the entity to whom the Property shall be transferred. If during such 30-day period the Escrow Agent receives no such notice, the Escrow Agent shall, after notice to A, transfer the Property to a court of competent jurisdiction.

         10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, successors, and assigns.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, of the parties in connection herewith.

         12. GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           ------------------------------------
                                                            A

                                            CHASE MANHATTAN BANK

                                            By:
                                               --------------------------------
                                                                ,Vice President


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                               EXHIBIT/SCHEDULE A

                                  FEE SCHEDULE

         For services to be rendered by The Chase Manhattan Bank, as Escrow Agent, European Micro Holdings, Inc. agrees to pay the following fees to The Chase Manhattan Bank:

        Inception Fee:  $5,000
        Annual Custodial Fee (after first year): $1,000
        $50 per transaction charge

                                           ------------------------------------
                                                              A

                                            CHASE MANHATTAN BANK

                                            By:
                                               --------------------------------
                                                                ,Vice President

Date:
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